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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form F-1, as amended, of our report dated April 4, 2017, relating to the consolidated financial statements of argenx N.V. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Accountants B.V.
Deloitte Accountants B.V.

December 13, 2017

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  Exhibit 23.1